UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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CELSUS THERAPEUTICS PLC

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CELSUS THERAPEUTICS PLC

The Gridiron Building
One Pancras Square
C/O Pearl Cohen Zedek Latzer Baratz UK LLP
London, N1C 4AG, United Kingdom
+44-203-318-3004

SUPPLEMENT NO. 2 TO THE PROXY STATEMENT FOR THE

GENERAL MEETING OF SHAREHOLDERS

TO BE HELD ON SEPTEMBER 16, 2015

The following information is provided to supplement Celsus Therapeutic PLC’s (“Celsus” or the “Company”) definitive proxy statement filed on August 3, 2015, as amended by the supplement filed on August 18, 2015, (collectively the “proxy statement”). Text that is bold and struck through in the disclosures below shows text being removed from those disclosures and text that is bold and underlined below shows text being added to those disclosures. Terms used but not otherwise defined herein have the meanings given to them in the proxy statement, and all references to captions and page numbers refer to captions and page numbers in the proxy statement, respectively, unless otherwise provided.

THE PROXY STATEMENT CONTAINS IMPORTANT ADDITIONAL INFORMATION AND THIS SUPPLEMENT SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

1.	The answer to the question “Who will be the directors of Celsus following the Acquisition” commencing on page vii is amended in its entirety as follows:

A:	~~At and immediately after~~ Following the effective time of the Acquisition, the board of directors of Celsus and its committees are expected to be composed of the individuals set forth in the table below. Following the effective time of the Acquisition, it is expected that current directors Johnson Yiu Nam Lau, M.D. and David Sidransky, M.D. will resign from the board of directors and their respective committees and will be replaced by Stuart Ungar, M.D. and James Hill, M.D., both of whom are independent as defined under Rule 5605(a)(2) of the Nasdaq Capital Market rules and SEC Rule 10A-3(b)(1).The directors shall serve until their respective successors are duly elected or appointed and qualified or their earlier death, resignation or removal.

	Directors	Class	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Volution Appointees	Ray Prudo, M.D. (Executive Chairman)	C

	Clive Richardson	B

	Stuart Ungar, M.D.	A	X	X	X

	James Hill, M.D.	A	X	X (Chair)	X

Celsus Appointees	Mark Cohen (Vice Chairman)	C	X	X	X (Chair)

	Gur Roshwalb, M.D.	B

	~~David Sidransky, M.D.~~	~~A~~		~~X(Chair)~~	~~X~~

	Allan Shaw	A	X(Chair)

	~~Johnson Yiu Nam Lau, M.D.~~	~~A~~	~~X~~	~~X~~	~~X~~

2.	The second and third full paragraphs under the heading “Directors of Celsus Following the Acquisition” commencing on page 4 are amended in their entirety as follows:

Ray Prudo, M.D. and Clive Richardson are expected to become directors of Celsus at the effective time of the Acquisition, with Ray Prudo, M.D. serving as the Executive Chairman of the board. Mark Cohen, Gur Roshwalb, M.D., ~~David Sidransky, M.D.,~~ and Allan Shaw ~~and Johnson Yiu Nam Lau, M.D.~~ are directors of Celsus prior to the effective time of the Acquisition and are expected to continue in such capacity after the effective time of the Acquisition, with Mark Cohen serving as the Vice Chairman of the board. Immediately following the effective time of the Acquisition, it is expected that current directors Johnson Yiu Nam Lau, M.D. and David Sidransky, M.D. will resign from the board of directors and will be replaced by Stuart Ungar, M.D. and James Hill, M.D. ~~In connection with the Annual General Meeting that is anticipated to occur on July 15, 2015, Dr. Roshwalb, Dr. Sidransky and Dr. Lau will retire from their current Class positions as directors and will be nominated for re-election by the board of directors (in the case of Dr. Roshwalb as a Class B Director, in the case of Dr. Sidransky as a Class A Director and in the case of Dr. Lau as a Class A Director) and Mr. Shaw and Mr. Cohen will be nominated for re-election by the board of directors as Class A and Class C Directors, respectively.~~ The biographies of each of the directors of the combined company are set forth below in the section entitled “Directors and Officers of Celsus Following the Acquisition.” Other than Mark Cohen, Gur Roshwalb, M.D., ~~David Sidransky, M.D.,~~ and Allan Shaw ~~and Johnson Yiu Nam Lau, M.D.,~~ the directors of Celsus serving in such capacity prior to the effective time of the Acquisition will no longer be directors ~~upon~~ following the effective time of the Acquisition.

The board of directors of the combined company is expected to have the following committees: (1) an audit committee comprised of Allan Shaw (chair), ~~Johnson Yiu Nam Lau, M.D. and David Sidransky, M.D.,~~ Stuart Ungar, M.D. and James Hill, M.D., (2) a compensation committee comprised of ~~David Sidransky, M.D. (chair),~~ James Hill, M.D. (chair), Mark Cohen and Stuart Ungar, M.D., ~~and Johnson Yiu Nam Lau, M.D.,~~ (3) a nominating and corporate governance committee comprised of Mark Cohen (chair), Stuart Ungar, M.D. and James Hill, M.D. ~~Johnson Yiu Nam Lau, M.D. and David Sidransky, M.D~~ and (4) a research and development committee comprised of Ray Prudo, M.D. (chair), Gur Roshwalb, M.D., ~~and David Sidransky, M.D.~~ Stuart Ungar, M.D. and James Hill, M.D.. Mark Cohen will be independent within the meaning of the NASDAQ corporate governance rules of independence for purposes of the Nominating and Corporate Governance Committee following the Acquisition. These committees are described in further detail in the section below entitled “Directors and Officers of Celsus following the Acquisition.”

3.	The first paragraph under the risk factor entitled “If any of the events described in “Risks Related to Volution’s Reliance on Third Parties” or “Risks Related to Volution’s Business” occur, those events could cause the potential benefits of the Acquisition not to be realized.” commencing on page 17 is amended in its entirety as follows:

If the parties complete the Acquisition, the composition of the Celsus Board will change in accordance with the Acquisition Agreement. Following the completion of the Acquisition, Celsus’s Board will consist of seven members and will be comprised of two representatives of Volution, two representatives of Celsus and up to three members may be appointed by Volution to replace current Celsus directors David Sidransky, Allan Shaw and Johnson Lau prior to the filing of the definitive proxy statement, with Celsus’s current chairman of the board of directors, Mark Cohen, to act as vice chairman of the board of Celsus following the Acquisition. Immediately following the effective time of the Acquisition, it is expected that Johnson Yiu Nam Lau, M.D. and David Sidransky, M.D. will resign from the board of directors and will be replaced by Stuart Ungar, M.D. and James Hill, M.D., which are Volution’s appointees. This new composition of the Board may affect the business strategy and operating decisions of the combined company upon completion of the Acquisition.

4.	The first paragraph under the section titled, “Director and Officer Positions Following the Acquisition” commencing on page 62 is amended in its entirety as follows:

Mark Cohen, Gur Roshwalb, M.D. and Allan Shaw, ~~David Sidransky, M.D. and Johnson Yiu Nam Lau, M.D.~~ are currently directors of Celsus and shall continue as directors of the combined company after the effective time of the Acquisition. Immediately following the effective time of the Acquisition, it is expected that Johnson Yiu Nam Lau, M.D. and David Sidransky, M.D., who are currently directors of Celsus, will resign from the board of directors and will be replaced by Stuart Ungar, M.D. and James Hill, M.D. Mark Cohen will be the Vice Chairman of the combined company. Ray Prudo, currently a director of Volution and Clive Richardson shall become directors of the combined company after the effective time of the Acquisition. Ray Prudo will be the Executive Chairman of the combined company.

5.	The first paragraph under the section titled, “Directors and Officers of Celsus Following the Acquisition” commencing on page 66 is amended in its entirety as follows:

The Acquisition Agreement provides that Celsus will take all actions necessary, in consultation with RPC, to cause the board of directors of Celsus, immediately after the effective time of the Acquisition, to consist of two members nominated by Celsus, two members nominated by Volution and up to three members that may be nominated by Volution at least two business days prior to the filing of the definitive proxy statement in consultation with Celsus to replace current directors David Sidransky, Allan Shaw and Johnson Lau. Immediately following the effective time of the Acquisition, it is expected that Johnson Yiu Nam Lau, M.D. and David Sidransky, M.D. will resign from the board of directors and will be replaced by Stuart Ungar, M.D. and James Hill, M.D., which are Volution’s appointees.

6.	The second paragraph under the section titled, “Director Independence” commencing on page 77 is amended in its entirety as follows:

Based upon information requested from and provided by each director concerning their background, employment and affiliations, including family relationships, our Board of Directors has determined that current directors Messrs. Shaw, Dr. Lau, Mr. Cohen and Dr. Sidransky are independent under the applicable rules and regulations of the NASDAQ Stock Market. Our Board of Directors also determined that Dr. David Sidransky, Mr. Cohen and ~~Mr. Doman and Mr. Eiran (Mr. Doman and Mr. Eiran to be replaced by~~ Dr. Lau ~~following the Annual General Meeting)~~ who comprise our Compensation Committee; and Dr. Sidransky, Mr. Cohen and Dr. Lau, who comprise our Nominating and Governance Committee, all satisfy the independence standards for such committees established by the SEC and the NASDAQ Marketplace Rules, as applicable. Our Audit Committee currently consists of three members appointed by the board of directors: Mr. Shaw, Dr. Lau and ~~Mr. Eiran (to be replaced by~~ Dr. Sidransky ~~following the Annual General Meeting)~~, all of whom are independent within the meaning of SEC corporate governance rules of independence for purposes of the Audit Committee. Additionally, our Board of Directors has determined that Dr. Ungar and Dr. Hill (both of whom are expected to be appointed to the Board of Directors by the Board of Directors immediately following the effective time of the Acquisition), who will both sit on the Audit Committee, Compensation Committee and Nominating and Governance Committee, are independent within the meaning of SEC corporate governance rules of independence for purposes of all three committees. In making such determinations, our Board of Directors considered the relationships that each such non-employee director has with our company and all other facts and circumstances the Board of Directors deemed relevant in determining their independence. As of the date of the Annual General Meeting, Mr. Cohen ~~will~~ no longer had ~~have~~ the title “Executive Chairman” but ~~will remain~~ continued as Chairman of the Board of Directors. Because Mr. Cohen is not, and never has been an employee of the Company, and based on his background, employment and affiliations, the Board of Directors has determined that he qualified ~~will qualify~~ as an independent director under NASDAQ Marketplace Rules. ~~Following the Annual General Meeting, Mr. Cohen will be appointed as a member of the Nominating and Governance Committee and a member of the Compensation Committee.~~

7.	The paragraph under the section titled, “Audit Committee” commencing on page 79 is amended in its entirety as follows:

Our Audit Committee currently consists of three members, appointed by the board of directors: Allan Shaw, Johnson Yiu Nam Lau, M.D. and ~~Amos Eiran (to be replaced by~~ Dr. Sidransky ~~following the Annual General Meeting)~~, all of whom are independent within the meaning of SEC corporate governance rules of independence for purposes of the Audit Committee. Mr. Shaw is the chairman of our Audit Committee. Our board of directors has determined that Mr. Allan Shaw is the audit committee financial expert. Immediately following the effective time of the Acquisition, it is expected that Johnson Yiu Nam Lau, M.D. and David Sidransky, M.D. will be replaced by Stuart Ungar, M.D. and James Hill, M.D. Mr. Ungar and Mr. Hill are independent within the meaning of the SEC corporate governance rules of independence for purposes of the Audit Committee.

8.	The paragraph under the section titled, “Compensation Committee” commencing on page 79 is amended in its entirety as follows:

Our Compensation Committee currently consists of three members, appointed by the board of directors: David Sidransky, M.D., ~~Robert F. Doman~~ Mark Cohen and ~~Amos Eiran (Mr. Doman and Mr. Eiran to be replaced by~~ Dr. Lau, ~~following the Annual General Meeting)~~ all of whom are independent within the meaning of SEC corporate governance rules of independence for purposes of the Compensation Committee. Dr. Sidransky is the chairman of our Compensation Committee. ~~Following the Annual General Meeting, Mark Cohen will become a member of the Compensation Committee.~~ Immediately following the effective time of the Acquisition, it is expected that Johnson Yiu Nam Lau, M.D. and David Sidransky, M.D. will be replaced by Stuart Ungar, M.D. and James Hill, M.D. and Dr. Hill will be the chairman of the Compensation Committee. Dr. Ungar and Dr. Hill are independent within the meaning of the SEC corporate governance rules of independence for purposes of the Compensation Committee.

9.	The first paragraph under the section titled, “Nominating and Corporate Governance Committee” commencing on page 79 is amended in its entirety as follows:

Our Nominating and Corporate Governance Committee currently consists of three members, appointed by our board of directors: Mark Cohen ~~Robert F. Doman~~, David Sidransky, M.D. and Johnson Yiu Nam Lau, M.D. Messrs. Sidransky, ~~Doman~~ Cohen and Lau are independent within the meaning of SEC corporate governance rules of independence for purposes of the Nominating and Corporate Governance Committee. ~~Dr. Lau~~ Mr. Cohen is the chairman of our Nominating and Corporate Governance Committee. ~~Following the Annual General Meeting, Mark Cohen will replace Mr. Doman and will become the chairman of such committee.~~ Immediately following the effective time of the Acquisition, it is expected that Johnson Yiu Nam Lau, M.D. and David Sidransky, M.D. will be replaced by Stuart Ungar, M.D. and James Hill, M.D. and Mr. Cohen will be the chairman of the Nominating and Corporate Governance Committee. Dr. Ungar and Dr. Hill are independent within the meaning of the SEC corporate governance rules of independence for purposes of the Nominating and Corporate Governance Committee.

10.	The section entitled, “Directors of Celsus Following the Acquisition” commencing on page 113 is amended by adding the following immediately before the section titled, “Board Committees” on page 114:

Immediately following the effective time of the Acquisition, it is expected that Johnson Yiu Nam Lau, M.D. and David Sidransky, M.D. will resign from the board of directors and will be replaced by Stuart Ungar, M.D. and James Hill, M.D. The following sets forth the ages, proposed director classes and a description of the recent business experience for both of Stuart Ungar, M.D. and James Hill, M.D.

Stuart Ungar, M.D., age 71, is expected to serve as a member of our Board of Directors following the effective time of the Acquisition. After pursuing post-graduate studies in General Medicine and research in neuro-pharmacology at The Royal Post-Graduate Medical School Dr. Ungar was in practice as a General Physician at The Princess Grace Hospital. Jointly with Dr. Raymond Prudo, Dr. Ungar founded The Doctors Laboratory PLC, a general pathology laboratory, that provided analytical services to clinicians and pharmaceutical organizations throughout the United Kingdom and abroad. During his tenure as Chairman and a Board Director The Doctors Laboratory PLC grew substantially and was sold to Sonic Healthcare in 2002. Dr. Ungar qualified in medicine with additional qualifications in medical biochemistry at the Royal Free Hospital, London and was admitted as a member to The Royal College of Physicians. Dr. Ungar is a Life Fellow of The Royal Society of Medicine and is a founder and former Vice-President of The Independent Doctors Federation.

James Hill, M.D., age 70, is expected to serve as a member of our Board of Directors following the effective time of the Acquisition. Prior to joining our Board of Directors Dr. Hill was a non-executive director and Chairman of Genetix Group Plc from 2001 to 2009, an AIM listed company providing scientists with intelligent solutions for cell imaging and analysis. Previously Dr. Hill was a director and Senior Vice President of Corporate Affairs with SmithKline Beecham, from 1994 to 2001, with global responsibility for Investor Relations, Government Affairs, Communication and was a member of the corporate management team which oversaw corporate strategy. Dr. Hill’s prior experience was in the field of strategic product development working closely with research and development and the global markets. Dr. Hill qualified in medicine at Guys Hospital and became a fellow to The Royal Colleges of Physicians in both London and Edinburgh and was earlier awarded a Hunterian Professorship by The Royal College of Surgeons in England.

11.	The first paragraph under the section entitled, “Board Committees” commencing on page 114 is amended in its entirety as follows:

The board of directors of the combined company is expected to have the following committees: (1) an audit committee comprised of Allan Shaw (chair), ~~Johnson Yiu Nam Lau, M.D. and David Sidransky, M.D.~~ Stuart Ungar, M.D. and James Hill, M.D., (2) a compensation committee comprised of ~~David Sidransky, M.D. (chair),~~ Mark Cohen, ~~and Johnson Yiu Nam Lau, M.D.~~ Stuart Ungar, M.D. and James Hill, M.D. (chair), (3) a nominating and corporate governance committee comprised of Mark Cohen (chair), ~~Johnson Yiu Nam Lau, M.D. and David Sidransky, M.D.~~ Stuart Ungar, M.D. and James Hill, M.D. and (4) a research and development committee comprised of Ray Prudo, M.D. (chair), Gur Roshwalb, M.D., ~~and David Sidransky, M.D.~~ Stuart Ungar, M.D. and James Hill, M.D. ~~Mark Cohen~~ All of such directors will be independent within the meaning of the NASDAQ corporate governance rules of independence for purposes of each committee ~~the Nominating and Corporate Governance Committee~~ following the Acquisition.

12.	The paragraph under the section entitled, “Principal Shareholders of Volution” commencing on page 139 is amended in its entirety as follows:

As of July 31, 2015 and following the Reorganization, RPC is the sole shareholder of Volution. Ray Prudo has voting and dispositive control over the shares held by RPC and owns approximately 71% of RPC’s outstanding shares, including 9% of such shares held in trust on behalf of Stuart Ungar, M.D. Dr. Ungar owns approximately 23% of RPC’s outstanding shares, and James Hill, M.D. owns less than 1% of RPC’s outstanding shares. Clive Richardson, Miles Nunn and Wynne Weston Davies do not own any of the outstanding shares of RPC.

Voting Matters

If you have already returned your proxy or provided voting instructions, you do not need to take any action unless you wish to change your vote. Proxies already returned by shareholders will remain valid and will be voted at the General Meeting of Shareholders unless revoked.

Cautionary Statement Regarding Forward-Looking Statements

These Definitive Additional Materials contain forward-looking statements. These forward-looking statements are based on current expectations and beliefs and involve numerous risks and uncertainties that could cause actual results to differ materially from expectations. These forward-looking statements should not be relied upon as predictions of future events as Celsus cannot assure you that the events or circumstances reflected in these statements will be achieved or will occur. You can identify forward-looking statements by the use of forward-looking terminology including “believes,” “expects,” “may,” “will,” “should,” “seeks,” “intends,” “plans,” “pro forma,” “estimates,” or “anticipates” or the negative of these words and phrases or other variations of these words and phrases or comparable terminology. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. For example, forward-looking statements include, but are not limited to statements about:

•	the expected benefits of and potential value created by the proposed Acquisition and the Proposed Financing for the shareholders of Celsus and Volution;

•	the plans, strategies and objectives of management for future operations, including the execution of integration and restructuring plans and the anticipated timing of filings;

•	any statements concerning proposed new products, services or developments;

•	likelihood of the satisfaction of certain conditions to the completion of the Acquisition and the Proposed Financing and whether and when the Acquisition and the Proposed Financing will be consummated;

•	any statements regarding future economic conditions or performance;

•	statements of the plans, strategies and objectives of management with respect to the approval and closing of the Acquisition and the Proposed Financing, Celsus’s ability to solicit a sufficient number of proxies to approve matters related to the consummation of the Acquisition and the Proposed Financing;

•	the anticipated exchange ratio, relative ownership percentages of the Celsus and Volution shareholders and the Investors in the Proposed Financing of the combined company; and

•	statements of belief and any statement of assumptions underlying any of the foregoing.

For a discussion of the factors that may cause Celsus, Volution or the combined organization’s actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied in such forward-looking statements, or for a discussion of risk associated with the ability of Celsus and Volution to complete the Acquisition and the effect of the Acquisition on the business of Celsus, Volution and the combined organization, see “Risk Factors” beginning on page 13 of the proxy statement.

If any of these risks or uncertainties materializes or any of these assumptions proves incorrect, the results of Celsus, Volution or the combined organization could differ materially from the forward-looking statements. All forward-looking statements in this proxy statement are current only as of the date on which the statements were made. Celsus and Volution do not undertake any obligation to publicly update any forward-looking statement to reflect events or circumstances after the date on which any statement is made or to reflect the occurrence of unanticipated events.

Additional Information and Where To Find It.

In connection with the Acquisition, Celsus has filed and may be filing documents with the SEC, including the definitive proxy statement. The proxy statement was mailed to Celsus’s shareholders in connection with the Acquisition. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT TOGETHER WITH THE DISCLOSURES ABOVE BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE ACQUISITION. Investors and security holders may obtain free copies of these documents (when they are available) and other related documents filed with the SEC at the SEC’s web site at www.sec.gov, on Celsus’s website at www.celsustx.com and by contacting the Chief Executive Officer of Celsus at (646) 350-0702, extension 101.

Celsus, Volution and their respective directors and executive officers may be deemed participants in the solicitation of proxies from the shareholders of Celsus in connection with the Acquisition. Information regarding the special interests of Celsus’s directors and executive officers and Volution’s directors and executive officers in the Acquisition is included in the proxy statement described above. These documents are available free of charge at the SEC’s web site at www.sec.gov or at Celsus’s website at www.celsustx.com.